                                                                 Exhibit 99.1

                   Joint Filer Information

Name of Joint Filer:                     VPC Impact Acquisition Holdings
                                         Sponsor, LLC

Address of Joint Filer:                  c/o Victory Park Capital Advisors, LLC
                                         150 North Riverside Plaza, Suite 5200
                                         Chicago, Illinois 60606

Relationship of Joint Filer to Issuer:   10% Owner, Director

Issuer Name and Ticker
or Trading Symbol:                       Bakkt Holdings, Inc. [BKKT]

Date of Event Requiring Statement:
(Month/Day/Year):                        12/01/2022

Name of Joint Filer:                      Richard N. Levy

Address of Joint Filer:                   c/o Victory Park Capital Advisors, LLC
                                          150 North Riverside Plaza, Suite 5200
                                          Chicago, Illinois 60606

Relationship of Joint Filer to Issuer:    10% Owner

Issuer Name and Ticker
or Trading Symbol:                        Bakkt Holdings, Inc. [BKKT]

Date of Event Requiring Statement:
(Month/Day/Year):                         12/01/2022